Exhibit 99.1

FireEye Reports Financial Results for Fourth Quarter and Full Year 2018

•	Record revenue and billings for fourth quarter and full year 2018

•	Q4 revenue of $218 million increased 6 percent from the fourth quarter of 2017

•	Q4 billings of $265 million increased 10 percent from the fourth quarter of 2017[1]

•	Q4 ending annual recurring revenue of $553 million increased 9 percent compared to the end of the fourth quarter of 2017

MILPITAS, Calif. - February 6, 2019 - FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the fourth quarter and full year ended December 31, 2018.

"The fourth quarter was a strong finish to a record year for FireEye," said Kevin Mandia, FireEye chief executive officer. "We posted double-digit billings growth for the quarter and the year, and achieved full-year non-GAAP profitability for the first time in our history."

Fourth Quarter 2018 Financial Results

•	Revenue of $218 million increased 6 percent from the fourth quarter of 2017 and was at the high end of the guidance range of $214 million to $218 million.

•	Billings of $265 million increased 10 percent from the fourth quarter of 2017 and were above the guidance range of $245 million to $255 million.[1]

•	GAAP gross margin was 68 percent of revenue, compared to 66 percent of revenue in the fourth quarter of 2017.

•	Non-GAAP gross margin was 75 percent of revenue, compared to 76 percent of revenue in the fourth quarter of 2017, and was within the guidance range of 75 percent to 76 percent of revenue.[1]

•	GAAP operating margin was negative 17 percent of revenue, compared to negative 29 percent of revenue in the fourth quarter of 2017.

•	Non-GAAP operating margin was 5 percent of revenue, compared to 5 percent of revenue in the fourth quarter of 2017, and was within the guidance range of 5 percent to 7 percent of revenue.[1]

•	GAAP net loss per share was $0.25, compared to GAAP net loss per share of $0.39 in the fourth quarter of 2017.

•
Non-GAAP diluted net income per share was $0.06, compared to non-GAAP diluted net income per share of $0.04 in the fourth quarter of 2017, and was at the high end of the guidance range of $0.04 to $0.06.[1]

•
Cash flow generated by operations was $31 million, compared to cash flow generated by operations of $34 million in the fourth quarter of 2017, and was within the guidance range of $30 million to $35 million.

2018 Financial Results

•	Revenue of $831 million increased 7 percent from 2017 and was at the high end of the guidance range of $827 million to $831 million.

•	Billings of $856 million increased 12 percent from 2017 and were above the guidance range of $835 million to $845 million.[1]

•	GAAP gross margin was 67 percent of revenue, compared to 65 percent of revenue in 2017.

•	Non-GAAP gross margin was 75 percent of revenue, compared to 75 percent of revenue in 2017.[1]

•	GAAP operating margin was negative 22 percent of revenue, compared to negative 31 percent of revenue in 2017.

•	Non-GAAP operating margin was 3 percent of revenue, compared to breakeven in 2017, and was within the guidance range of 2 percent to 4 percent of revenue.[1]

•	GAAP net loss per share was $1.27, compared to GAAP net loss per share of $1.60 in 2017.

•	Non-GAAP diluted net income per share was $0.08, compared to non-GAAP net loss per share of $0.05 in 2017, and was at the high end of the guidance range of $0.06 to $0.08.[1]

•	Cash flow generated by operations was $18 million, compared to cash flow generated by operations of $18 million in 2017.

•
Non-GAAP cash flow generated by operations was $62 million, compared to cash flow generated by operations of $18 million in 2017. Non-GAAP cash flow generated by operations in 2018 excludes approximately $44 million that was deemed to be repayment of accreted debt discount on $340 million principal amount of the 1.000% Convertible Senior Notes due 2035 ("Series A Notes"), which were repurchased and retired on May 24, 2018.[1]

"Our business continued to evolve toward a recurring subscription model," said Frank Verdecanna, FireEye chief financial officer and chief accounting officer. "Recurring subscriptions and support billings increased more than 20 percent year over year and accounted for 82 percent of non-services billings in 2018."

FireEye adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), effective January 1, 2018, using the full retrospective method. Certain prior period information has been adjusted to reflect the adoption of the new standard.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

First Quarter and 2019 Outlook
FireEye provides guidance based on current market conditions and expectations.

For the first quarter of 2019, FireEye currently expects:

•	Revenue in the range of $208 million to $212 million.

•	Billings in the range of $170 million to $180 million.

•	Non-GAAP gross margin as a percent of revenue of approximately 74 percent.

•	Non-GAAP operating margin as a percent of revenue in the range of negative 3 percent to negative 1 percent.

•	Non-GAAP net loss per share between $0.02 and $0.04.

•	Cash flow generated by operations between $10 million and $15 million.

•	Capital expenditures of approximately $10 million.

Non-GAAP net loss per share for the first quarter assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company’s convertible senior notes, provision for income taxes of between $1.5 million and $2.0 million, and weighted average shares outstanding of approximately 198 million.

For 2019, FireEye currently expects:

•	Revenue in the range of $880 million to $890 million.

•	Billings in the range of $910 million to $930 million.

•	Non-GAAP gross margin as a percent of revenue of approximately 75 percent.

•	Non-GAAP operating margin as a percent of revenue between 5 percent and 6 percent.

•	Non-GAAP diluted net income per share between $0.17 and $0.21.

•	Cash flow generated by operations between $90 million and $110 million.

•	Capital expenditures between $40 million and $50 million.

Non-GAAP diluted net income per share for 2019 assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company's convertible senior notes, provision for income taxes of between $6 million and $8 million, and diluted weighted average shares outstanding of approximately 210 million.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation in the first quarter of 2019 and full year 2019 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.

Conference Call Information
FireEye will host a conference call today, February 6, 2019, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its fourth quarter and full year 2018 financial results and the company’s outlook for the first quarter and full year 2019. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the first quarter and full year 2019, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, interest income and expense, provision for income taxes, non-GAAP net income (loss) per share, basic and diluted weighted average shares outstanding, cash flows generated by operations, and capital expenditures in the section entitled “First Quarter and 2019 Outlook” above, as well as statements related to future growth, profitability, innovation, and competitive advantages.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in the release of FireEye's new products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on November 2, 2018, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating income, operating margin, net income (loss), net income (loss) per share, non-GAAP cash flow generated by (used in) operations, and free cash flow. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.

FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue.

FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, non-cash losses on Series A Notes retired prior to maturity, and discrete tax provision (benefits). FireEye defines non-GAAP diluted net income per share as non-GAAP net income divided by diluted weighted average shares outstanding. Diluted weighted average shares used to calculate non-GAAP diluted net income per share excludes shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by basic weighted average shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.

FireEye defines non-GAAP cash flow generated by (used in) operations as cash flow generated by (used in) operations excluding amounts deemed to be repayment of accreted debt discount on repurchased convertible senior notes. FireEye defines free cash flow as cash flow generated by (used in) operations plus amounts deemed to be repayment of accreted debt discount on repurchased convertible senior notes, less purchases of property and equipment and demonstration units.

Non-GAAP diluted net income and net income per share in the fourth quarter of 2018 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete benefit from income taxes. Diluted weighted average shares outstanding used to calculate non-GAAP diluted net income per share excluded shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP diluted net income and net income per share in the fourth quarter of 2017 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to convertible senior notes issued in June 2015, and legal settlement costs. Diluted weighted average shares outstanding used to calculate non-GAAP diluted net income per share excluded shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP diluted net income and net income per share for 2018 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, change in the fair value of contingent earn-out liability, non-cash interest expense related to convertible senior notes issued in June 2015, and legal settlement costs. Weighted average shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP net loss and net loss per share for 2017 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, change in the fair value of contingent earn-out liability, non-cash interest expense related to convertible senior notes issued in June 2015, and legal settlement costs. Weighted average shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of convertible senior notes that are anti-dilutive.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on repurchased convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on convertible senior notes, non-cash losses related to the retirement of convertible senior notes prior to maturity, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 7,700 customers across 67 countries, including more than 50 percent of the Forbes Global 2000.

© 2019 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:
Dan Wire
FireEye, Inc.
415-895-2101
dan.wire@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2018	December 31, 2017*
Assets
Current assets:
Cash and cash equivalents	$409,829	$180,891
Short-term investments	706,691	715,911
Accounts receivable, net	157,817	146,317
Inventories	6,548	5,746
Prepaid expenses and other current assets	100,295	93,799
Total current assets	1,381,180	1,142,664
Property and equipment, net	89,163	71,357
Goodwill	999,804	984,661
Intangible assets, net	143,162	187,388
Deposits and other long-term assets	82,769	72,767
Total assets	$2,696,078	$2,458,837

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,944	$35,684
Accrued and other current liabilities	29,797	19,569
Accrued compensation	63,808	59,588
Deferred revenue, current portion	556,815	546,615
Total current liabilities	677,364	661,456
Convertible senior notes, net	962,577	779,578
Deferred revenue, non-current portion	378,013	363,485
Other long-term liabilities	27,730	22,102
Total liabilities	2,045,684	1,826,621
Stockholders' equity:
Common stock	20	19
Additional paid-in capital	3,152,159	2,891,441
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(2,299)	(2,881)
Accumulated deficit	(2,349,486)	(2,106,363)
Total stockholders’ equity	650,394	632,216
Total liabilities and stockholders' equity	$2,696,078	$2,458,837

* Certain prior period amounts have been adjusted as a result of adoption of the ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
Revenue:
Product, subscription and support	$178,827	$170,965	$687,382	$645,965
Professional services	38,706	34,836	143,568	133,683
Total revenue	217,533	205,801	830,950	779,648
Cost of revenue: (1)(2)(9)
Product, subscription and support	47,984	48,289	188,301	190,786
Professional services	21,846	20,751	84,174	80,861
Total cost of revenue	69,830	69,040	272,475	271,647
Total gross profit	147,703	136,761	558,475	508,001
Operating expenses: (1)(2)
Research and development (9)	62,251	59,858	254,142	243,273
Sales and marketing	97,218	95,772	380,962	379,278
General and administrative (3)(4)(5)	24,935	40,306	105,773	125,549
Total operating expenses	184,404	195,936	740,877	748,100
Operating loss	(36,701)	(59,175)	(182,402)	(240,099)
Other expense, net (6)(7)	(10,316)	(9,992)	(55,197)	(40,453)
Loss before income taxes	(47,017)	(69,167)	(237,599)	(280,552)
Provision for income taxes (8)	1,380	1,247	5,524	4,632
Net loss attributable to common stockholders	$(48,397)	$(70,414)	$(243,123)	$(285,184)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.39)	$(1.27)	$(1.60)
Weighted average shares used in per share calculations, basic and diluted	194,593	182,281	190,803	177,757

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2018	2017*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(243,123)	$(285,184)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	86,505	103,417
Stock-based compensation	153,675	166,336
Non-cash interest expense related to convertible senior notes	43,273	37,598
Loss on repurchase of convertible senior notes	10,764	—
Deemed repayment of convertible senior notes attributable to accreted debt discount (10)	(43,575)	—
Change in fair value of contingent earn-out liability	—	(54)
Deferred income taxes	(309)	(1,287)
Other	4,715	7,170
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(11,605)	(14,434)
Inventories	(5,216)	(3,333)
Prepaid expenses and other assets	(13,779)	5,365
Accounts payable	(8,205)	6,040
Accrued liabilities	10,234	(3,659)
Accrued compensation	4,220	2,565
Deferred revenue	24,728	(17,649)
Other long-term liabilities	5,700	14,749
Net cash provided by operating activities	$18,002	$17,640
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(50,831)	(43,779)
Purchases of short-term investments	(479,862)	(409,358)
Proceeds from maturities of short-term investments	487,141	397,483
Proceeds from sales of short-term investments	—	3,620
Business acquisitions, net of cash acquired	(5,861)	(4,300)
Purchase of investment in private company	—	(2,500)
Lease deposits	275	(489)
Net cash used in investing activities	(49,138)	(59,323)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	584,405	—
Purchase of capped calls	(65,220)	—
Repurchase of convertible senior notes	(286,817)	—
Payments for contingent earn-outs	—	(38,928)
Payment related to shares withheld for taxes	—	(1,408)
Proceeds from employee stock purchase plan	20,816	20,094
Proceeds from exercise of equity awards	6,890	19,149
Net cash provided by (used in) financing activities	260,074	(1,093)
Net change in cash and cash equivalents	228,938	(42,776)
Cash and cash equivalents, beginning of period	180,891	223,667
Cash and cash equivalents, end of period	$409,829	$180,891

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
GAAP operating loss	$(36,701)	$(59,175)	$(182,402)	$(240,099)
Stock-based compensation expense (1)	35,309	40,842	153,675	166,336
Amortization of stock-based compensation capitalized in software development costs (9)	707	—	1,828	—
Amortization of intangible assets (2)	12,424	14,954	50,328	59,315
Legal settlement costs (5)	—	12,500	—	12,500
Acquisition related expenses (3)	—	440	264	440
Change in fair value of contingent earn-out liability (4)	—	—	—	(54)
Non-GAAP operating loss	$11,739	$9,561	$23,693	$(1,562)
GAAP gross margin	68%	66%	67%	65%
Stock-based compensation expense (1)	3%	5%	4%	5%
Amortization of stock-based compensation capitalized in software development costs (9)	—%	—%	—%	—%
Amortization of intangible assets (2)	4%	5%	4%	5%
Non-GAAP gross margin	75%	76%	75%	75%
GAAP operating margin	(17)%	(29)%	(22)%	(31)%
Stock-based compensation expense (1)	16%	21%	19%	21%
Amortization of stock-based compensation capitalized in software development costs (9)	—%	—%	—%	—%
Amortization of intangible assets (2)	6%	7%	6%	8%
Legal settlement costs (5)	—%	6%	—%	2%
Acquisition related expenses (3)	—%	—%	—%	—%
Change in fair value of contingent earn-out liability (4)	—%	—%	—%	—%
Non-GAAP operating margin	5%	5%	3%	—%
GAAP net loss	$(48,397)	$(70,414)	$(243,123)	$(285,184)
Stock-based compensation expense (1)	35,309	40,842	153,675	166,336
Amortization of stock-based compensation capitalized in software development costs (9)	707	—	1,828	—
Amortization of intangible assets (2)	12,424	14,954	50,328	59,315
Legal settlement costs (5)	—	12,500	—	12,500
Acquisition related expenses (3)	—	440	264	440
Change in fair value of contingent earn-out liability (4)	—	—	—	(54)
Loss on repurchase of convertible senior notes (7)	—	—	10,764	—
Non-cash interest expense related to convertible senior notes (5)	11,635	9,575	43,273	37,598
Adjustment to provision (benefit) from income taxes (7)	(142)	—	(622)	—
Non-GAAP net income (loss)	$11,536	$7,897	$16,387	$(9,049)
GAAP net loss per common share, basic and diluted	$(0.25)	$(0.39)	$(1.27)	$(1.60)
Stock-based compensation expense (1)	0.19	0.22	0.80	0.94
Amortization of stock-based compensation capitalized in software development costs (9)	—	—	0.01	—
Amortization of intangible assets (2)	0.06	0.08	0.26	0.33
Legal settlement costs (5)	—	0.08	—	0.07
Acquisition related expenses (3)	—	—	—	—

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
Change in fair value of contingent earn-out liability (4)	—	—	—	—
Loss on repurchase of convertible senior notes (7)	—	—	0.06	—
Non-cash interest expense related to convertible senior notes (6)	0.06	0.05	0.23	0.21
Adjustment to provision for (benefit from) income taxes (8)	—	—	—	—
Non-GAAP net income (loss) per common share, basic	$0.06	$0.04	$0.09	$(0.05)
Non-GAAP net income (loss) per common share, diluted	$0.06	$0.04	$0.08	$(0.05)
Weighted average shares used in per share calculation for GAAP, basic and diluted	194,593	182,281	190,803	177,757
Weighted average shares used in per share calculation for Non-GAAP, basic	194,593	182,281	190,803	177,757
Weighted average shares used in per share calculation for Non-GAAP, diluted	203,440	189,974	198,851	177,757

GAAP net cash provided by operating activities	$31,203	$33,575	$18,002	$17,640
Deemed repayment of convertible senior notes attributable to accreted debt discount (10)	—	—	43,575	—
Non-GAAP net cash provided by operating activities	$31,203	$33,575	$61,577	$17,640
Purchase of property and equipment and demonstration units	(13,811)	(17,855)	(50,831)	(43,779)
Free cash flow	$17,392	$15,720	$10,746	$(26,139)

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,446	$5,104	$14,178	$18,249
Cost of professional services revenue	3,343	3,815	14,184	14,407
Research and development expense	11,252	13,738	49,503	56,720
Sales and marketing expense	10,714	10,858	47,592	46,766
General and administrative expense	6,554	7,327	28,218	30,194
Total stock-based compensation expense	$35,309	$40,842	$153,675	$166,336

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$8,505	$10,156	$34,600	$40,688
Research and development expense	135	257	560	744
Sales and marketing expense	3,784	4,541	15,168	17,883
Total amortization of intangible assets	$12,424	$14,954	$50,328	$59,315

(3) Includes acquisition related expenses as follows:
General and administrative expense	$—	$440	$264	$440

(4) Includes change in fair value of contingent earn-out liability as follows:
General and administrative expense	$—	$—	$—	$(54)

(5) Includes legal settlement costs as follows:
General and administrative expense	$—	$12,500	$—	$12,500

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$11,635	$9,575	$43,273	$37,598

(7) Includes non-cash loss on repurchase of convertible senior notes as follows:
Other expense, net	$—	$—	$10,764	$—

(8) Includes income tax effect of non-GAAP adjustments as follows:
Benefit from income taxes	$(142)	$—	$(622)	$—

(9) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	$198	$—	$582	$—
Cost of professional services revenue	100	—	292	—
Research and development expense	409	—	954	—
Total amortization of stock-based compensation capitalized in software development costs	$707	$—	$1,828	$—

(10) Includes deemed repayment of convertible senior notes attributable to accreted debt discount as follows:
Net cash provided by (used in) operating activities	$—	$—	$(43,575)	$—

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
GAAP revenue	$217,533	$205,801	$830,950	$779,648
Add change in deferred revenue	47,673	34,763	24,728	(17,649)
Non-GAAP billings	$265,206	$240,564	$855,678	$761,999

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
Product and related subscription and support billings	$134,081	$129,548	$451,973	$414,809
Cloud subscription and managed services	77,816	69,349	243,903	194,939
Professional services billings	53,309	41,667	159,802	152,251
Non-GAAP billings	$265,206	$240,564	$855,678	$761,999

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
Product and related subscription and support revenue	$128,497	$126,308	$498,992	$479,521
Cloud subscription and managed services revenue	50,330	44,657	188,390	166,444
Professional services revenue	38,706	34,836	143,568	133,683
Total revenue	$217,533	$205,801	$830,950	$779,648

* Certain prior period amounts have been adjusted as a result of adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on a full retrospective basis, effective January 1, 2018.